Exhibit 3

BYLAWS OF HEXCEL CORPORATION

A DELAWARE CORPORATION

AMENDED AND RESTATED AS OF MAY 6, 2010

OFFICES

1.                             PRINCIPAL EXECUTIVE OFFICE.  The principal executive office of the Corporation is hereby fixed and located at 2 Stamford Plaza, Stamford, Connecticut. The Board of Directors is hereby granted full power and authority to change the place of said principal executive office from time to time.

2.                             OTHER OFFICES. The registered office of the Corporation in the State of Delaware is hereby fixed and located at 1209 Orange Street, Wilmington, Delaware, c/o The Corporation Trust Company. The Board of Directors is hereby granted full power and authority to change the place of said registered office within the State of Delaware from time to time. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

STOCKHOLDERS

3.                             PLACE OF MEETINGS.  Stockholders’ meetings shall be held at such place, whether within or without the State of Delaware, as the Board of Directors shall, by resolution, designate.

4.                             ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such dates and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of such annual meeting. At such annual meetings directors shall be elected and such other business as may be properly brought before such meeting shall be conducted.

Written notice of each annual meeting shall be mailed to or delivered to each stockholder of record entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of such annual meeting. Such notice shall specify the place, the day, and the hour of such meeting, and the matters which the Board of Directors intends to present for action by the stockholders.

Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these Bylaws, to be properly brought before an annual meeting, all business (other than the nomination of a person or persons for election to the Board of Directors, which nomination must comply with the provisions of Section 16) must be either (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of

Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by a stockholder of record who complies with the notice procedures set forth in this Section 4. In addition to any other applicable requirements, for business (other than the nomination of a person or persons for election to the Board of Directors) to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof, in proper form, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper form, a stockholder’s notice to the Secretary must be in writing and must set forth with respect to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially or of record by the stockholder and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such person, including, without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that the interests in the shares have been held, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their name(s)) in connection with the proposal of such business by any stockholder and any material interest of such stockholder in such business, (e) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the proposal pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation and (f) a representation that such stockholder or a representative thereof intends to appear in person at the annual meeting to bring such business before the meeting.  A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting.

The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 and any such business not properly brought before the meeting shall not be transacted at the meeting.

5.                             SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time and for any purpose or purposes by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (the “GCL”) designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Such notice shall also specify the general nature of the business to be transacted at the meeting, and no business shall be transacted at the special meeting except as specified in such notice (or any supplement thereto).

6.                             ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of such meeting or by the vote of a majority of the shares present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at such meeting.

Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as if the adjourned meeting were a new meeting.

7.                             VOTING. Except as otherwise provided by applicable law, the Certificate of Incorporation, any certificate filed under Section 151(g) of the GCL or these Bylaws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to notice of and to vote at a meeting or, if no such date is fixed, the date determined in accordance with applicable law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter.

8.                             QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting. If a quorum is present at a meeting, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting, the affirmative vote of a majority of the shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws.

9.                             PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person’s duly authorized attorney-in-fact. A proxy must bear a date within three (3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

10.                       CHAIRMAN AND SECRETARY AT MEETINGS.  At any meeting of stockholders, the Chairman of the Board of Directors, or in his absence, a person designated by the Board of Directors, shall preside at and act as chairman of the meeting.  The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

11.                       INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector. The inspector(s) shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares present or represented by proxy at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, count and tabulate all votes, ballots or consents, determine the results of any election or vote, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the chairman of the meeting, the inspectors shall make a written report of any matters determined by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

12.                       LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

DIRECTORS

13.                       POWERS.  Subject to any limitations contained in the Certificate of Incorporation, these Bylaws or the GCL as to actions to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the Corporation shall be managed by, or under the ultimate direction of, the Board of Directors.

14.                       NUMBER OF DIRECTORS.  (a)  Except as provided in Subsection 6.1 of the Certificate of Incorporation, the authorized number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15), with the exact number of directors within such range fixed from time to time by resolution of the Board of Directors.

(b)  One member of the Board of Directors shall be designated the Chairman of the Board. The Chairman of the Board shall be designated by a majority of the members of the Board of Directors.

15.                       ELECTION.  (a)  Directors shall hold office until the annual meeting next following their election and until their successors are nominated, elected and qualified pursuant to these Bylaws; subject, however, to their prior resignation, death or removal as provided by the Certificate of Incorporation, these Bylaws or applicable law.

Subject to the Certificate of Incorporation and Subsection (b) hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

(b)  Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the GCL designating such class or series and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock.

16.                       NOMINATION OF DIRECTORS.  Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these Bylaws, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of person for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of

Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation of record who complies with the notice procedures set forth in this Section 16.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof, in proper form, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (x) in the case of an annual meeting, not less than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (y) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper form, a stockholder’s notice to the Secretary must be in writing and must set forth (i) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, (A) the name, age, business address and residence address of the person, (B) the person’s resume or a listing of his or her qualifications to be a director of the Corporation, and (C) such other information that the Board of Directors may require from time to time, (D) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially or of record by such person and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such person, including, without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that the interests in the shares have been held and (E) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of such person or persons to the Board of Directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation and (ii) as to the stockholder giving notice (A) the name and record address of the stockholder, (B) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially or of record by the stockholder and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such person, including, without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that the interests in the shares have been held, (C) a description of all arrangements or understandings between such stockholder and any other person or persons (including their name(s)) in connection with the nomination of any person or persons for election to the Board of Directors by any stockholder and any material interest of such stockholder in such nomination, (D) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of a person or persons to the Board of Directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation and (E) a representation that such stockholder or a representative thereof intends to appear in person at the stockholder meeting to nominate such person or persons for election to the Board of Directors.  Any such notice relating to the nomination of a person or persons for election to the Board of Directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 16 shall be true and correct as of the record date for the annual or special meeting, and such update and supplement shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

17.                       QUORUM AND REQUIRED VOTE.  A majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors.

18.                       REMOVAL.  Except as provided in the Certificate of Incorporation and in Section 15 hereof, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

19.                       RESIGNATION.   Any director may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors.  Such resignation shall be effective when given unless the notice specifies a later time.  The resignation shall be effective regardless of whether it is accepted by the Corporation.

20.                       COMPENSATION.  If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance at meetings of the Board of Directors and committees of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.

21.                       COMMITTEES.  (a)  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board of Directors. In the absence or disqualification of any member of a committee of the Board of Directors, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act in the place of such absent or disqualified member. The Board of Directors may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board of Directors to the extent permitted by Section 141(c) of the GCL.

(b)  Each committee shall report to the Board of Directors, no later than the Board of Directors’ next regularly scheduled meeting, on any action taken by the committee on a material matter since the committee’s last report to the Board of Directors.  A committee may invite any director who is not a member of the committee to attend a meeting of the committee but the director invitee may not vote at the meeting except as provided in Section 21 (a) hereof.

(c)  A majority of the members of a committee then in office shall constitute a quorum for the transaction of business by the committee. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the members present at a committee meeting duly held at which a quorum is present is the act of the committee.

22.                       TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS.  Immediately following each annual meeting of stockholders (or at such other time and place as may be determined by the Board of Directors), the Board of Directors shall hold a regular meeting for purposes of organizing the Board of Directors, electing officers, appointing committees and transacting other business. The Board of Directors may establish by resolution the times, if any, that other regular meetings of the Board of Directors shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place, whether within or without the State of Delaware, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

23.                       CALL.  Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors.

24.                       NOTICE.  Regular meetings of the Board of Directors may be held without notice if the date and time of such meetings have been fixed by the Board of Directors. Special meetings shall be held upon four days’ notice by mail, 24 hours notice delivered personally or by telephone, telegraph or confirmed fax or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. Notice sent by mail, telegram or fax shall be addressed to a director at his business or home address/fax number as shown upon the records of the Corporation, or at such other address/fax number as the director specifies in writing delivered to the Corporation, or if such an address/fax number is not so shown on such records and no written instructions have been received from the director, at the place at which meetings of directors are regularly held. Such mailing, telegraphing, delivery or transmittal, as above provided, shall be due, legal and personal notice to such director. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

25.                       MEETING WITHOUT REGULAR CALL AND NOTICE.  The transaction of business at any meeting of the Board of Directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

26.                       ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors individually or collectively consent in writing to such action.

27.                       COMMITTEE MEETINGS.  The principles set forth in Sections 22 through 26 of these Bylaws shall also apply to committees of the Board of Directors and to actions taken by such committees.

28.                       HONORARY ADVISORS TO THE BOARD.  The Board of Directors may appoint one or more Honorary Advisors, who shall hold such position for such period, shall have such authority and perform such duties as the Board of Directors may specify, subject to change at any time by the Board of Directors. An Honorary Advisor to the Board of Directors shall not be a director for any purpose or with respect to any provision of the Certificate of Incorporation, these Bylaws or of the GCL, and shall have no vote as a director. However, an Honorary Advisor to the Board of Directors may receive such compensation and expense reimbursement as the Board of Directors shall from time to time determine.

OFFICERS

29.                       TITLES AND RELATION TO BOARD OF DIRECTORS.  The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Treasurer, and one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers or other officers. All officers shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. If there shall occur a vacancy in any office, in the absence of the appointment of a replacement by the Board of Directors, the Chief Executive Officer shall have the right and power to appoint a Secretary, a Treasurer, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, one or more additional Vice Presidents (who may be designated Executive or Senior Vice Presidents), one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall serve at the pleasure of the Board of Directors, and shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. Any number of offices may be held simultaneously by the same person.

30.                       ELECTION, TERM OF OFFICE AND VACANCIES.  At its regular annual meeting, the Board of Directors shall choose the officers of the Corporation. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. Subject to Section 29 of these Bylaws, if an office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

31.                       RESIGNATION.  Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

32.                       COMPENSATION. The Board of Directors shall fix the compensation of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer and the President and may fix the salaries of other employees of the Corporation including the other officers. If the Board of Directors does not fix the salaries of the other officers, the Chief Executive Officer shall fix such salaries.

33.                       CHAIRMAN OF THE BOARD.  The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

34.                       CHIEF EXECUTIVE OFFICER.  Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be deemed general manager of the Corporation. The Chief Executive Officer shall effectuate orders and resolutions of the Board of Directors and exercise such other powers and perform such other duties as the Board of Directors shall from time to time prescribe.

35.                       PRESIDENT AND VICE PRESIDENTS.  Unless otherwise determined by the Board of Directors, in the absence or disability of the Chief Executive Officer, the President, and in the absence or disability of the President, the Vice President (who may be designated Executive or Senior Vice President), if any, or if more than one, the Vice Presidents (who may be designated Executive or Senior Vice Presidents) in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President (who may be designated Executive or Senior Vice President) designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President and Vice Presidents (who may be designated Executive or Senior Vice Presidents) shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws.

36.                       SECRETARY.  The Secretary (or in his absence an Assistant Secretary or, if there be no Assistant Secretaries, another person designated by the Board of Directors) shall have the following powers and duties:

(a)                      RECORD OF CORPORATE PROCEEDINGS.  The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the Corporation’s principal executive office the original or a copy of these Bylaws, as amended from time to time.

(b)                     RECORD OF SHARES.  Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the Corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

(c)                      NOTICES.  The Secretary shall give such notices as may be required by law or these Bylaws.

(d)                     ADDITIONAL POWERS AND DUTIES. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

37.                       TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer of the Corporation shall be its chief financial officer, and shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the Corporation’s properties and business transactions. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors or by one or more persons authorized by the Board of Directors, taking proper vouchers for such disbursements, and when requested shall render to the Chief Executive Officer, the Board of Directors and, if applicable, the Chief Financial Officer, an account of all transactions and the financial condition of the Corporation and shall exercise such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or, if applicable, the Chief Financial Officer shall prescribe.

38.                       OTHER OFFICERS AND AGENTS.  Such other officers and agents as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SHARES

39.                       CERTIFICATES.  The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated.  Notwithstanding the adoption of any resolution providing for uncertificated shares, every stockholder shall be entitled to have a certificate or certificates certifying the number and class of shares of the capital stock of the Corporation owned by him. All such certificates shall be signed in the manner prescribed in the GCL. Any signature on such certificates may be a facsimile signature. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

40.                       TRANSFERS OF SHARES OF CAPITAL STOCK.  Transfers of shares shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or transfer agents and/or registrars designated by the Board of Directors.  Any such transfer shall be made, in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer, and in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing.

41.                       STOCKHOLDERS OF RECORD.  Only stockholders of record shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

42.                       LOST, STOLEN OR DESTROYED CERTIFICATES.  The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

43.                       STOCKHOLDERS RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and shall fix a new record date for such adjourned meeting if the adjourned meeting is to take place more than thirty (30) days from the date set for the original meeting.

44.                       DIVIDENDS.  Subject to the provisions of the Certificate of Incorporation and the GCL, the Board of Directors may, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

AMENDMENTS

45.                       ADOPTION OF AMENDMENTS.  The Board of Directors is authorized and empowered from time to time in its discretion to make, alter, amend or repeal these Bylaws, except as such power may be restricted or limited by the GCL.

46.                       RECORD OF AMENDMENTS.  Whenever an amendment or new bylaw is adopted, it shall be copied in the book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent with respect thereto was filed shall be stated in said book.

CORPORATE SEAL

47.                       FORM OF SEAL.  The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Delaware”.

MISCELLANEOUS

48.                       CHECKS, DRAFTS, ETC.  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable by or to the Corporation, shall be signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or such other person or persons as may from time to time be so authorized in accordance with a resolution of the Board of Directors.

49.                       CONTRACTS, ETC.; HOW EXECUTED.  Except as otherwise provided in these Bylaws, the Chief Executive Officer, the President, any Vice President (who may be designated Executive or Senior Vice President) or Treasurer, or such other officer or officers as may from time to time be so authorized in accordance with a resolution of the Board of Directors, shall have the power and authority to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation. The Board of Directors may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

50.                       REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President (who may be designated Executive or Senior Vice President) or the Secretary or Assistant Secretary of the Corporation

are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

51.                       INSPECTION OF BYLAWS.  The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

52.                       FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

53.                       CONSTRUCTION AND DEFINITIONS.  Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the GCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation or other entity or organization as well as a natural person.

54.                       SEVERABILITY.   If any provision of these Bylaws is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Bylaws shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated thereby.